 Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Three Months Ended June 30, 2021, including $1,000,000+

of Sales from Viactiv® Products in the First Month of Guardion’s Ownership

Corporate Update and Overview of Growth Plans Also Provided

HOUSTON, TEXAS – August 16, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements and medical devices, announced its financial results for the three months and six months ended June 30, 2021. The Company also provided a corporate update and overview of growth plans to shareholders.

Financial highlights for the three months ended June 30, 2021, include the following:

●	Total revenue of $1,223,720 for the three months ended June 30, 2021, as compared to $1,190,909 for the three months ended June 30, 2020, an increase of approximately 3%. Revenue for the three months ended June 30, 2020, included product sales of $890,000 to a Malaysian distributor, but there have been no repeat orders due to Covid-related impact on demand. Although the Company has business initiatives in process in Asia, the Company does not expect these to develop into revenues until 2022 at the earliest. Total revenue for the three months ended June 30, 2021 includes one month of Activ Nutritional’s (“Activ”) contribution, which represented approximately 86% of the total revenue for the period. The Company expects this performance from Activ to continue and possibly accelerate in future periods.

●	Net loss for the three months ended June 30, 2021, of $(4,540,288) or $(0.19) per share, as compared to a net loss of $(707,160) or $(0.05) per share for the three months ended June 30, 2020. The net loss for the three months ended June 30, 2021 included one-time transaction costs from the acquisition of Activ Nutritional, LLC. of $2,103,680.

●	Cash and short-term investments balance of $12,502,677 and working capital of $14,741,926 at June 30, 2021.

Corporate highlights for the three months ended June 30, 2021 and subsequently include the following:

●	Acquired Activ Nutritional, LLC, including the Viactiv® line of supplement chews for bone health, immune health and other applications, which are profitably marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target and Amazon. The integration of the Viactiv brand and business with the Company’s other operations is proceeding satisfactorily.

●	Appointed Craig Sheehan as Chief Commercial Officer. Mr. Sheehan was the senior executive responsible for the Viactiv brand for the last four years with the prior owner. Prior to Viactiv, Mr. Sheehan spent 20 years in key marketing leadership positions at Church & Dwight, where he drove the growth of such iconic, science-backed brands as Arm & Hammer®, First Response®, OxiClean®, and Vitafusion®.

●	Appointed Jeffrey Benjamin as the Company’s Chief Accounting Officer. Mr. Benjamin is an experienced corporate controller with both public and private company experience, and he will be responsible for the Company’s accounting, financial and reporting functions.

●	Initiated a placebo-controlled clinical trial to study the impact on visual function, as measured by visual field sensitivity, in patients with glaucoma after a 12-week regimen of the Company’s GlaucoCetin® product. The study also involves a new capsule delivery system for the Company’s GlaucoCetin® product.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “The three months ended June 30, 2021 marks the beginning of a new era for Guardion, as the acquisition and integration of the Viactiv line of products has changed the Company’s financial position, market profile and brand focus, and has also expanded the Company’s search for additional business opportunities in the short-term, both internal and external.”

The Company believes the Viactiv acquisition adds valuable attributes, including (1) Viactiv’s brand awareness and acceptance from the consumer; (2) experienced management; (3) established distribution networks and relationships; (4) product development potential; and (5) a long track record of profitability.

●	Brand awareness – Viactiv was initially launched by well-respected industry leaders Mead Johnson/Johnson & Johnson over twenty years ago, and this history, along with the product’s marketing campaigns, taste profile and receipt of consistently positive consumer reviews, have led to strong consumer awareness and acceptance.

●	Experienced management – As part of the acquisition the Company appointed Craig Sheehan as the Company’s Chief Commercial Officer. Mr. Sheehan was the senior executive responsible for the Viactiv brand as a member of the executive leadership team of Adare Pharmaceuticals.

●	Established distribution – Viactiv’s products are currently marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target, CVS and Amazon.

●	Product development potential – The Viactiv brand has promising organic growth potential through expanded product development, increased marketing programs, and line extensions. Viactiv recently launched its Calcium Plus Immune product and there are other complementary products in development that the Company is considering bring to market.

●	Track record of profitability – Viactiv generated net revenues of approximately $11,900,000 in 2020 and operating income of approximately $1,200,000 in 2020. For the three months and six months ended June 30, 2021, on a pro forma basis, Guardion’s total revenues would have been $3,016,094 and $6,989,810, respectively, and the Viactiv products would have accounted for 94% and 94%, respectively, of Guardion’s pro forma total revenues for those periods. The Company expects the acquisition of Viactiv to contribute increasing revenue and consistent operating margins and profitability, as well as a multitude of growth opportunities, to the Company. More detailed financial information on Viactiv, including annual audited and interim unaudited historical financial statements and related pro forma financial information, is provided in the Company’s recently filed Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 10, 2021 and available at www.sec.gov.

Mr. Scholtes continued, “Moving forward, Guardion has the opportunity to benefit strategically from its acquisition of Activ by applying the knowledge previously gained in launching and commercializing those products, including the roles of branding, e-commerce, digital marketing, and appropriate collaboration with healthcare providers, to further grow the Viactiv brand. Guardion also sees an opportunity to orient our focus on clinically supported nutrition, backed by research, to the nutrient categories where Viactiv is positioned. Guardion plans to explore the potential for novel compounds that include unique combinations of ingredients to support nutritional needs across a wider range of health care applications.”

“Equally as important are the opportunities to apply this knowledge to products Guardion owned prior to the Viactiv acquisition. As discussed, Guardion acquired Viactiv to accelerate its strategy of building a clinical nutrition company. Management believes Viactiv’s widely recognizable brand and its established distribution can benefit the other products in Guardion’s portfolio. Guardion has commenced an evaluation of each of these legacy products to understand the opportunities to increase their contribution to the overall business plan by leveraging Viactiv’s well established attributes.”

“Over the long-term, Guardion believes that its success will depend on its ability to create value in well-differentiated and robust brands through strong clinically proven claims that address consumer needs in growing markets, both domestically and internationally. Guardion is committed to bringing compelling products to market under meaningful and differentiated brands that are supported by strong science. Guardion is much better positioned to create value for its shareholders as a result of the Viactiv product acquisition.

Guardion is currently working on a number of initiatives that it believes will achieve its long-term goals of building a clinical nutrition business, including the following:

Growth initiatives focused on increasing revenue and bringing compelling products to market.

●	Brand Strategy – Brands are an important part of Guardion’s strategy, and Guardion’s team is evaluating the best ways to manage its brand portfolio. In particular, Guardion is seeking to develop a strategy that best leverages Viactiv’s strong consumer awareness and acceptance.

●	Scientific Work – Guardion’s team continuously evaluates scientific journals and clinical evidence to improve the science behind its existing products and to drive the product development process. In addition, Guardion is working with health care professionals to increase clinical evidence on existing products.

●	Product Strategy – Guardion’s team is evaluating its current product portfolio and seeking opportunities to improve its existing products that are strategic to its business focus and present solid growth potential, and to develop compelling, strategically focused products. Guardion is focused on differentiated formulations, product taste, compelling product formats, and competitive cost structures.

●	Sales Channels – Guardion’s team is evaluating opportunities to increase product commercialization through better access to sales channels. The Viactiv products enjoy established distribution through traditional retailers and third-party eCommerce retailers. Guardion’s other clinical nutrition products are sold directly to consumers via the Company’s website. By leveraging Guardion’s collective experience selling in these channels, Guardion seeks to increase distribution of its products.

●	Strengthening Management – Guardion is continuing to seek and retain experienced and qualified management resources who have demonstrated successful track records in generating sustained, profitable growth in the clinical nutrition industry.

Efficiency initiatives focused on increased profitability.

●	Logistics – The Guardion team is evaluating the way its products are handled, stored and transported.

●	Office costs – The Company has moved its executive offices to Houston, Texas, in part because the Company’s Chief Executive Officer is located there. The Company is evaluating options to further decrease costs as a result of this relocation, and the Company’s successful use of virtual management.

●	Portfolio and Business Line evaluation – The Company is evaluating its entire product portfolio and related business lines, with the objective being to identify efficiencies and insuring fit with the Company’s strategic direction. The Company intends to focus on those products and technologies that possess the greatest opportunity for commercial success within a reasonable period of time and with a reasonable deployment of capital.

●	Information Technology – The Guardion team is implementing a number of information technology projects designed to increase efficiency and marketing effectiveness, and to manage risk.

“In addition to the commercialization and business development activities described above, Guardion is also seeking opportunities to utilize mergers and acquisitions and similar transactions to advance its business strategy. Targets that would advance Guardion’s business strategy and focus, include companies with an established brand presence, strong distribution channels and/or profitable sales, commercialized products that could strengthen our product portfolio, and present strong growth opportunities, and unique science or technology, profiles. In the meantime, the Guardion management is looking forward to increasing the frequency of shareholder communications to be able to report on achieving measurable and tangible milestones as part of the Company’s overall long-term progress,” concluded Mr. Scholtes.”

Financial Results

Three Months Ended June 30, 2021 and 2020

Total revenue for the three months ended June 30, 2021 increased by approximately 2.8% to $1,223,720, as compared total revenue for the three months ended June 30, 2020 of $1,190,909. The relatively flat overall performance in 2021 as compared to 2020 was impacted by two major considerations: (1) revenue for the three months ended June 30, 2020 included $890,000 of product sales to a Malaysian distributor, and (2) revenue for the three months ended June 30, 2021 included one month of sales $1,049,803 generated as a result of the Company’s acquisition of the Activ brand and product line on June 1, 2021.

Operating expenses for the three months ended June 30, 2021 were $5,099,055, as compared to operating expenses for the three months ended June 30, 2020 of $1,254,556. Excluding (1) the transaction costs associated with the Activ acquisition in 2021, (2) the costs associated with the resignation of the Company’s former Chairman and Chief Executive Officer, and (3) the impairment loss on equipment held for sale in 2020, operating costs increased by $719,544 or approximately 31.6% in 2021 as compared to 2020, the majority of which were reflected in general and administrative expenses.

Net loss for the three months ended March 31, 2021 was $(4,540,288), as compared to net loss for the three months ended March 31, 2020 of $(707,160).

Six Months Ended June 30, 2021 and 2020

Total revenue for the six months ended June 30, 2021 increased by approximately 1.4% to $1,457,017, as compared total revenue for the six months ended June 30, 2020 of $1,436,633. The relatively flat overall performance in 2021 as compared to 2020 was impacted by two major considerations: (1) revenue for the six months ended June 30, 2020 included $890,000 of product sales to a Malaysian distributor, and (2) revenue for the six months ended June 30, 2021 included one month of sales $1,049,803 generated as a result of the Company’s acquisition of the Activ brand and product line on June 1, 2021.

Operating expenses for the six months ended June 30, 2021 were $7,868,841, as compared to operating expenses for the six months ended June 30, 2020 of $3,727,392. Excluding (1) the transaction costs associated with the Activ acquisition in 2021, (2) the costs associated with the resignation of the Company’s former Chairman and Chief Executive Officer, and (3) the impairment loss on equipment held for sale in 2020, operating costs increased by $1,452,781 or approximately 33.7% in 2021 as compared to 2020, the majority of which were reflected in general and administrative expenses.

Net loss for the six months ended June 30, 2021 was $(7,209,813), as compared to net loss for the six months ended June 30, 2020 of $(3,054,073).

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and diagnostic products support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the eye care industry and the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of the Viactiv acquisition and possibly additional acquisition targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Guardion Health Sciences, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets

Current assets
Cash	$5,502,411	$8,518,732
Short-term investments	7,000,266	-
Accounts receivable	1,884,782	11,248
Inventories	956,259	384,972
Prepaid expenses	1,203,169	179,931

Total current assets	16,546,887	9,094,883

Deposits	11,751	11,751
Prepaid expense	302,331	-
Property and equipment, net	245,711	285,676
Right of use asset, net	339,262	418,590
Intangible assets, net	11,850,833	50,000
Goodwill	11,988,050	-

Total assets	$41,284,825	$9,860,900

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$768,338	$608,313
Accrued expenses	867,923	127,637
Operating lease liability – current	168,700	162,845
Payable to former officer	-	148,958
Derivative warrant liability	-	25,978

Total current liabilities	1,804,961	1,073,731

Operating lease liability – long term	186,427	271,903

Total liabilities	1,991,388	1,345,634

Commitments and contingencies

Stockholders’ Equity

Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized; 24,426,993 shares and 15,170,628 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	24,427	15,171
Additional paid-in capital	100,535,886	62,583,423
Accumulated deficit	(61,266,876)	(54,083,328)

Total stockholders’ equity	39,293,437	8,515,266

Total liabilities and stockholders’ equity	$41,284,825	$9,860,900

Guardion Health Sciences, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue
Clinical nutrition	$1,171,445	$1,152,894	$1,333,588	$1,304,028
Diagnostics equipment	52,275	35,315	123,429	126,505
Other	-	2,700	-	6,100
Total revenue	1,223,720	1,190,909	1,457,017	1,436,633

Cost of goods sold
Clinical nutrition	639,188	628,205	724,105	695,291
Diagnostics equipment	26,031	15,278	74,150	55,920
Other	-	1,096	-	2,477
Total cost of goods sold	665,219	644,579	798,255	753,688

Gross profit	558,501	546,330	658,762	682,945

Operating expenses
Research and development	16,756	44,581	37,364	75,769
Sales and marketing	440,793	519,067	898,520	1,007,913
General and administrative	2,537,826	1,712,183	4,829,277	3,228,698
Transaction costs related to acquisition of Activ Nutritional, LLC	2,103,680	-	2,103,680	-
Costs related to resignation of former officer (including the reversal of previously recognized stock compensation expense of $1,401,582 and $965,295 during the three months and six months ended June 30, 2020, respectively)	-	(1,052,223)	-	(615,936)
Impairment loss on equipment held for sale	-	30,948	-	30,948

Total operating expenses	5,099,055	1,254,556	7,868,841	3,727,392

Loss from operations	(4,540,554)	(708,226)	(7,210,079)	(3,044,447)

Other income (expense):
Interest expense	-	(1,790)	-	(3,538)
Interest income	266	-	266	-
Change in fair value of derivative liability	-	2,856	-	(6,088)

Total other income (expense)	266	1,066	266	(9,626)

Net loss	$(4,540,288)	$(707,160)	$(7,209,813)	$(3,054,073)

Net loss per common share – basic and diluted	$(0.19)	$(0.05)	$(0.31)	$(0.22)
Weighted average common shares outstanding – basic and diluted	24,426,993	14,427,869	22,897,683	13,766,465

	For the Three Months Ended June 30, 2021
	Corporate	Clinical Nutrition	Diagnostics Equipment	Total

Revenue	$-	$1,171,445	$52,275	$1,223,720

Cost of goods sold	-	639,188	26,031	665,219

Gross profit	-	532,257	26,244	558,501

Stock compensation expense	343,092	-	-	343,092

Operating expenses	2,759,319	1,938,799	57,845	4,755,963

Loss from operations	$(3,102,411)	$(1,406,542)	$(31,601)	$(4,540,554)

	For the Three Months Ended June 30, 2020
	Corporate	Clinical Nutrition	Diagnostics Equipment	Total

Revenue	$2,700	$1,152,894	$35,315	$1,190,909

Cost of goods sold	1,096	628,205	15,278	644,579

Gross profit	1,604	524,689	20,037	546,330

Stock compensation expense	(1,335,441)	-	-	(1,335,441)

Operating expenses	1,423,869	1,072,508	93,620	2,589,997

Loss from operations	$(86,824)	$(547,819)	$(73,583)	$(708,226)

	For the Six Months Ended June 30, 2021
	Corporate	Clinical Nutrition	Diagnostics Equipment	Total

Revenue	$-	$1,333,588	$123,429	$1,457,017

Cost of goods sold	-	724,105	74,150	798,255

Gross profit	-	609,483	49,279	658,762

Stock compensation expense	730,707	-	-	730,707

Operating expenses	3,909,898	3,114,926	113,310	7,138,134

Loss from operations	$(4,640,605)	$(2,505,443)	$(64,031)	$(7,210,079)

	For the Six Months Ended June 30, 2020
	Corporate	Clinical Nutrition	Diagnostics Equipment	Total

Revenue	$6,100	$1,304,028	$126,505	$1,436,633

Cost of goods sold	2,477	695,291	55,920	753,688

Gross profit	3,623	608,737	70,585	682,945

Stock compensation expense	(831,573)	-	-	(831,573)

Operating expenses	1,004,484	3,344,411	210,070	4,558,965

Loss from operations	$(169,288)	$(2,735,674)	$(139,485)	$(3,044,447)

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